Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated October 13, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of IDT Corporation (a Delaware Corporation) and subsidiaries on Form 10-K for the year ended July 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of IDT Corporation and subsidiaries on Form S-8.

/s/ GRANT THORNTON LLP

New York, New York October 13, 2008